AGREEMENT OF AMENDMENT NO. 4

Dated as of August 25, 2015

Reference is made to that certain Amended and Restated Revolving Credit and Security Agreement dated as of October 15, 2012 (as from time to time amended, supplemented, waived or modified, the “Credit Agreement”) among Invesco Senior Loan Fund (formerly Invesco Van Kampen Senior Loan Fund), a Delaware statutory trust (together with its permitted successors and assigns, the “Borrower”), CHARTA, LLC (“CHARTA”), CAFCO, LLC (“CAFCO”), CRC Funding, LLC (“CRC Funding”), and CIESCO, LLC (together with CHARTA, CAFCO, and CRC Funding, the “Conduit Lenders”), Citibank, N.A. (the “Secondary Lender”), State Street Bank and Trust Company (the “Direct Lender”) and Citibank, N.A., as program agent (together with its successors and assigns, the “Program Agent”). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.

The parties hereto agree that, effective as of the date hereof, the definition of “Overnight LIBOR Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing it in its entirety with the following:

““Overnight LIBOR Rate” means the rate per annum equal to the London interbank offered rate as administered by ICE Benchmark Administration Limited (or any other Person that takes over the administration of such rate), as published by Reuters (or other commercially available source providing quotations of such rate as designated by a Direct Lender from time to time) at approximately 11:00 a.m., London time, on the date of determination of the Overnight LIBOR Rate, for Dollar deposits (for delivery on such day) with a term equivalent to one day, provided, that, in any case, if the Overnight LIBOR Rate shall be less than zero, the Overnight LIBOR Rate shall be deemed to be zero).”

The parties hereto agree that, effective as of the date hereof, the definition of “Stated Expiration Date” set forth in Section 1.01 of the Credit Agreement shall be amended by replacing the date “August 25, 2015” set forth therein with the date “November 20, 2015”.

The parties hereto agree that, effective as of the date hereof, Section 4.01 of the Credit Agreement shall be amended to add the following in its entirety at the end thereof:

“(x) The Borrower is not a “covered fund” (as defined in Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and §        .10(b) of the rules adopted thereunder) as a result of the exclusion for investment companies registered under Section 8 of the Investment Company Act, as amended, provided under §        .10(c)(12)(i) of the rules adopted thereunder.

(y) There is nothing in the nature of the Assets or properties of the Borrower or in the conduct of its business and operations that, to the knowledge of the Borrower, could be reasonably likely to impair the ability of any Conduit Lender to rely on Rule 3a-7 under the Investment Company Act for its exemption thereunder.”

The parties hereto agree that, effective as of the date hereof, Section 9.06(a) of the Credit Agreement shall be amended by adding the following at the end thereof:

“The Borrower hereby agrees and consents to the pledge, assignment and/or granting of a security interest by each Conduit Lender in or of all of its rights under, interest in, title to and obligations under this Agreement and the other Program Documents to its collateral agent or trustee under such Conduit Lender’s commercial paper note program; provided, no such pledge, assignment or granting of security interest shall release any Conduit Lender from any of its obligations hereunder or substitute any pledgee, assignee or secured party for such Conduit Lender as a party hereto.”

The Borrower agrees to pay to the Program Agent a non-refundable, fully-earned up-front fee (the “Citi Up-Front Fee”) in the amount of $121,561.64. The Citi Up-Front Fee shall be payable on the date hereof. The Borrower shall pay the Citi Up-Front Fee to the Program Agent by deposit into the Program Agent’s Account, or such other account as the Program Agent shall designate to the Borrower. For the avoidance of doubt, the failure of the Borrower to pay the Citi Up-Front Fee in accordance with this paragraph shall constitute an Event of Default for all purposes of the Credit Agreement and the other Program Documents, and the Program Agent may rely upon all rights and remedies in the Credit Agreement.

The Borrower agrees to pay to the Direct Lender a non-refundable, fully-earned up-front fee (the “Direct Lender Up-Front Fee”) in the amount of $57,205.48. The Direct Lender Up-Front Fee shall be payable on the date hereof. The Borrower shall pay the Direct Lender Up-Front Fee to the Direct Lender by deposit into the Direct Lender’s Account, or such other account as the Direct Lender shall designate to the Borrower. For the avoidance of doubt, the failure of the Borrower to pay the Direct Lender Up-Front Fee in accordance with this paragraph shall constitute an Event of Default for all purposes of the Credit Agreement and the other Program Documents, and the Direct Lender may rely upon all rights and remedies in the Credit Agreement.

The Borrower represents and warrants to the Program Agent, the Conduit Lenders, the Secondary Lenders and the Direct Lender that immediately after giving effect to this Agreement of Amendment No. 4, (i) its representations and warranties set forth in the Credit Agreement are true and correct in all material respects (unless made with respect to a specific earlier date, in which case they shall be true and correct as of such earlier date), and (ii) no Default or Event of Default shall have occurred and be continuing.

All references to the Credit Agreement on and after the date hereof shall be deemed to refer to the Credit Agreement as amended hereby, and the parties hereto agree that on and after the date hereof the Credit Agreement, as amended hereby, is in full force and effect.

This Agreement of Amendment No. 4 may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

THIS AGREEMENT OF AMENDMENT NO. 4 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CITIBANK, N.A.,
as Program Agent

By:	/s/ Steffen Lunde
Name: Steffen Lunde
Title: Vice President

CHARTA, LLC,
as Conduit Lender

By:	Citibank, N.A., as
Attorney-in-Fact

By:	/s/ Steffen Lunde
Name: Steffen Lunde
Title: Vice President

CRC FUNDING, LLC,
as Conduit Lender

By:	Citibank, N.A., as
Attorney-in-Fact

By:	/s/ Steffen Lunde
Name: Steffen Lunde
Title: Vice President

STATE STREET BANK AND TRUST COMPANY,
as Direct Lender

By:	/s/ Janet B. Nolin
Name: Janet B. Nolin
Title: Vice President

CITIBANK, N.A.,
as Secondary Lender

By:	/s/ Steffen Lunde
Name: Steffen Lunde
Title: Vice President

CAFCO, LLC,
as Conduit Lender

By:	Citibank, N.A., as
Attorney-in-Fact

By:	/s/ Steffen Lunde
Name: Steffen Lunde
Title: Vice President

CIESCO, LLC
as Conduit Lender

By:	Citibank, N.A., as
Attorney-in-Fact

By:	/s/ Steffen Lunde
Name: Steffen Lunde
Title: Vice President

INVESCO SENIOR LOAN FUND,
as Borrower

By:	/s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

Agreement of Amendment No. 4

Invesco Senior Loan Fund 2015